United States

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest  event  reported)  March 24, 1997
                                                          (March 20, 1997)

                              MEDCO RESEARCH, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                   0-13948            95-3318451
         (State or other jurisdiction       (Commission        (IRS Employer
               of incorporation)            File Number)     Identification No.)

           85 T.W. Alexander Drive, Research Triangle Park, N.C. 27709
               (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code (919) 549-8117

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Item 4.           Changes Registrant's Certifying Accountants.

         Pursuant to the Registrant's Audit Committee's recommendation to its Board of Directors and subject to shareholder approval, the Registrant, on March 20, 1997, formally notified KPMG Peat Marwick LLP ("KPMG") that it would no longer serve as Registrant's independent accountants. The decision to change accountants was recommended by Registrant's Audit Committee and approved by Registrant's Board of Directors. The report of KPMG on the Company's financial statements for its last two fiscal years did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except KPMG's report contained a separate paragraph stating that the Company is party to certain claims and litigation of which the ultimate outcome cannot presently be determined. Accordingly, no provisions for liability, if any, that may result from the resolution of such matters have been recognized in the consolidated financial statements. During Registrant's two most recent fiscal years, (1) Registrant had no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to KPMG's satisfaction, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, and (2) there did not occur any "reportable event" described in Regulation S-K, Item 304 (a)
(1) (v).

         On March 24, 1997, Registrant engaged Coopers & Lybrand LLP as its new independent accountants to audit its financial statements. There did not occur during Registrant's two most recent fiscal years, any event described in Regulation S-K, Item 304 (a) (2).

Item 7.           Financial Statements and Exhibits.

         (c)  Exhibits

                  16  Letter from KPMG Peat Marwick LLP

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               MEDCO RESEARCH, INC.
                                                    (Registrant)

DATED:  March 24, 1997                BY:      /s/ Roger D. Blevins
      ----------------                         --------------------
                                      Roger D. Blevins
                                      President and Chief Operating Officer

DATED:  March 24, 1997                BY:      /s/ Glenn C. Andrews
      ----------------                         --------------------
                                      Glenn C. Andrews
                                      Vice President, Finance and Administration
                                      and Chief Financial Officer